                                                                     Exhibit 4.5

                SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASES

     This SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASES ("Agreement") is made as of this 10th day of June, 2003, by and between Robert Moore ("Moore") and NDMS Investments, L.P., a Nevada limited partnership ("NDMS"), on the one hand, and QT-5, Inc., a Delaware corporation ("QT-5"), on the other hand, with reference to the following facts and definitions:

                                R E C I T A L S:


     A. QT-5 is the successor to Quicktest-5, Inc. and Moneyzone.com, Inc.

     B. NDMS previously loaned One Hundred Fifty Thousand Dollars ($150,000) to QT-5 (as successor to Quick Test-5, Inc.), pursuant to that certain Promissory Note dated September 30, 2002 (the "September 2002 Note"). Pursuant to a February 28, 2003 Amendment to the September 2002 Note, the principal amount outstanding under the September 2002 Note is $152,500.

     C. NDMS previously loaned up to Three Hundred Thousand Dollars ($300,000) to QT-5 (as successor to Quick Test-5, Inc.), pursuant to that certain Promissory Note dated December 31, 2002 (the "December 2002 Note").

     D. NDMS previously loaned Thirty Five Thousand Dollars ($35,000) to QT-5 (as successor to Quick Test-5, Inc.), pursuant to that certain Promissory Note dated January 24, 2003.

     E. The principal amount outstanding under the September 2002 Note, the December 2002 Note and the January 2003 Note (collectively, the "NDMS Notes") is $337,500.


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


     F. No payment has been made of any of the principal amount due under the NDMS Notes and QT-5 is in default under the NDMS Notes.

     G. Moore and QT-5 are parties to that certain Consulting Agreement dated as of January 1, 2003 (the "Moore Consulting Agreement").

     H. At various times, Moore has received from QT-5 certain shares of QT-5's common stock (the "Moore Shares").

     I. At various times, NDMS has received from QT-5 certain shares of QT-5's common stock (the "NDMS Shares").

     J. Pursuant to agreements with QT-5, QT-5 is obligated to issue to NDMS certain additional shares of QT-5's common stock, and is obligated to issue additional shares in the future.

     K. NDMS and Moore contend that QT-5 has materially breached its obligations to them and that it and its directors, officers, agents, and/or representatives have engaged in wrongful acts that have caused harm to NDMS and Moore.

     L. QT-5 contends that NDMS and Moore have materially breached their obligation to it and that they engaged in wrongful acts that have caused harm to QT-5 and others.

     M. The contentions in Paragraphs K and L are disputed.

     N. QT-5 is presently unable to cure its default under the NDMS Notes and is desirous of obtaining a restructuring of the NDMS Notes on the terms set forth herein.

     O. QT-5 and Devenshire Management Corp ("Devenshire") are parties to that certain Bridge Loan Promissory Note dated as of September 29, 2002 (the "Devenshire Note"). The principal amount outstanding under the Devenshire Note is $25,000. No payment has been made of any of the principal amount due under the Devenshire Note and QT-5 is in default under the Devenshire Note. QT-5 is presently unable to cure its default under the Devenshire Note and is desirous of obtaining a restructuring of the Devenshire Note on the terms set forth herein.

     P. QT-5 and Alliance Financial Network, Inc. a Nevada corporation ("Alliance") are parties to that certain Bridge Loan Promissory Note dated as of September 29, 2002 (the "Alliance Note"). The principal amount outstanding under the Alliance Note is $25,000. No payment has been made of any of the principal amount due under the Alliance Note and QT-5 is in default under the Alliance Note. QT-5 is presently unable to cure its default under the Alliance Note and is desirous of obtaining a restructuring of the Alliance Note on the terms set forth herein.

     Q. QT-5 and Dale Affonso ("Affonso") are parties to that certain Promissory Note dated as of January 24, 2003 (the "Affonso Note"). The principal amount outstanding under the Affonso Note is $50,000. No payment has been made of any of the principal amount due under the Affonso Note and QT-5 is in default under the Affonso Note. QT-5 is presently unable to cure its default under the Affonso Note and is desirous of obtaining a restructuring of the Affonso Note on the terms set forth herein.

     R. QT-5 and Sunset Holdings International Ltd. ("Sunset") are parties to that certain Consulting Agreement dated as of June 25, 2002 (the "Sunset Consulting Agreement").

     S. QT-5 and Christopher Ewing ("Ewing") are parties to those certain Consulting Agreements dated as of December 1, 2002 and January 1, 2003 (the "Ewing Consulting Agreements"). T. QT-5 and Stephen Radusch ("Radusch") are parties to that certain Consulting Agreement dated as of January 23, 2003 (the "Radusch Consulting Agreement").


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



     U. At various times, Bossung, Alliance and Chess Management Group LLC ("Chess") have , directly or through related entities, (including family trusts) received from QT-5 shares of QT-5 common stock (collectively, the "Bossung Shares").

     V. At various times, Affonso has, directly or through related entities, received from QT-5 shares of QT-5 common stock (the "Affonso Shares").


W. At various times, Sunset and Sanders have, directly or through related entities, received from QT-5 shares of QT-5 common stock (the "Sunset Shares").

     X. At various times, Ewing has, directly or through related entities, received from QT-5 shares of, and options to purchase shares of, QT-5 common stock (said shares and options being collectively referred to herein as the "Ewing Shares").

     Y. At various times, Radusch has, directly or through related entities, received from QT-5 shares of, and options to purchase shares of, QT-5 common stock (the "Radusch Shares").

     Z. NDMS and Moore, on the one hand, and QT-5, on the other hand, (collectively, the "Parties") are each desirous of fully and forever amicably resolving and settling their Claims, disputes and differences, on the terms and conditions set forth herein. The Parties are also desirous of resolving Claims, disputes and differences between QT-5, on the one hand, and Devenshire, Alliance, Sunset, Affonso, Ewing, Radusch, Sanders, and Bossung (and related persons and entities), on the other hand.

     AA. As used herein, the term "Claims" shall have its broadest possible meaning and shall include, without limitation: any and all manner of action or actions, cause or causes of action, suits, proceedings, debts, liabilities, claims, calls, accounts, accountings, demands, obligations, costs, expenses, sums of money, controversies, damages, reckonings, and liens of every kind and nature whatsoever, whether known or unknown, suspected or unsuspected, contingent or liquidated, in personam or in rem, legal or equitable, statutory or administrative, which the holder of such Claim has or at any time heretofore had or may have had, by reason of anything whatsoever occurring, done, omitted or suffered to be done prior to the date of this Agreement, whether accrued or accruing before, on or after the date of this Agreement.

     NOW, THEREFORE, in reliance upon and in consideration of the mutual covenants, releases, agreements and conditions contained herein, and subject to the provisions and terms of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by each and all of the Parties, the Parties each agree as follows:

     1. EFFECTIVENESS. This Agreement shall become binding upon execution by all of the Parties ("Effective Date"), whether in counterpart or upon single instrument, and shall become fully effective immediately thereupon subject only to the terms and conditions set forth herein.

     2. INTENTIONALLY OMITTED.

     3. NEW NDMS PROMISSORY NOTE AND SECURITY AGREEMENT. On the Effective Date, QT-5 shall execute and deliver to NDMS: (a) a Secured Note in the form annexed hereto as Exhibit A-1 and made a part hereof and (b) a Security Agreement in the form annexed hereto as Exhibit A-2 and made a part hereof.

     4. NEW AFFONSO NOTE AND SECURITY AGREEMENT. Immediately upon delivery of the consent attached as Exhibit B-1, QT-5 shall execute and deliver to Affonso:
(a) a Secured Note


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



in the form annexed hereto as Exhibit B-2 and made a part hereof and (b) a Security Agreement in the form annexed hereto as Exhibit B-3 and made a part hereof.

     5. NEW DEVENSHIRE NOTE AND SECURITY AGREEMENT. Immediately upon delivery of the consent attached as Exhibit C-1, QT-5 shall execute and deliver to
Devenshire: (a) a Secured Note in the form annexed hereto as Exhibit C-2 and made a part hereof and (b) a Security Agreement in the form annexed hereto as Exhibit C-3 and made a part hereof.

     6. NEW ALLIANCE NOTE AND SECURITY AGREEMENT. Immediately upon delivery of the consent attached as Exhibit D-1, QT-5 shall execute and deliver to Alliance:
(a) a Secured Note in the form annexed hereto as Exhibit D-2 and made a part hereof and (b) a Security Agreement in the form annexed hereto as Exhibit D-3 and made a part hereof.

     7. GENERAL RELEASES - PARTIES.

       (A) RELEASE OF NDMS AND MOORE BY QT-5.

     Except for the promises, covenants and obligations created by or under this Agreement, QT-5, on behalf of itself and its directors, officers, predecessors, successors, attorneys and assigns, does hereby absolutely fully and forever release, relieve, waive, relinquish and discharge Moore and NDMS and their respective directors, officers, parents, subsidiaries, members, managers, partners, predecessors in interest, divisions, affiliates, agents, attorneys, assigns, heirs, executors and administrators from any and all Claims which have been, will be or could have been asserted, directly or indirectly, against them or any of them arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present, including, without limitation: (1) any and all Claims arising out of or related to the NDMS Notes;
(2) any and all Claims arising out of or related to the NDMS Shares; (3) any and all Claims arising out of or related to the Moore Consulting Agreement; (4) any and all Claims relating to QT-5; (5) any and all Claims arising out of any business relationship between QT-5 and any releasee; and (6) any and all Claims for fraud, usury, misfeasance, malfeasance, negligence, breach of duty, wrongful interference, securities violations, advice given or not given.

     (b) RELEASE OF QT-5 BY MOORE AND NDMS. Except for the promises, covenants and obligations created by or under this Agreement, NDMS and Moore do hereby absolutely, fully and forever release, relieve, waive, relinquish and discharge QT-5 and its directors, officers, parents, subsidiaries, divisions, predecessors, successors, attorneys, and assigns, from any and all Claims arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present, including, without limitation: (1) any and all Claims arising out of or related to the NDMS Notes; (2) any and all Claims arising out of or related to the NDMS Shares; (3) any and all Claims arising out of or related to the Moore Consulting Agreement; (4) any and all Claims relating to QT-5; (5) any and all Claims arising out of any business relationship between QT-5 and any releasee; and (6) any and all Claims for fraud, usury, misfeasance, malfeasance, negligence, breach of duty, wrongful interference, securities violations, advice given or not given. Notwithstanding the foregoing, nothing in the foregoing or in this Agreement shall release, relinquish or waive: (1) the ownership rights of Moore and NDMS in and to the NDMS Shares (and their right to immediate and sole possession thereof); (2) the covenants, representations and warranties of QT-5 in connection with the issuance of the NDMS Shares and the Moore Shares; (3) the covenants, representations and warranties of QT-5 as to Moore's and NDMS's "piggyback" registration rights; or (4) any and all rights of Moore to indemnification pursuant to the Moore Consulting Agreement. (c) The Parties hereby covenant that they shall not purport to assign or transfer or hypothecate, expressly, impliedly, or by operation of law, any Claim released in Subparagraphs 7(a) or 7(b) above. The Parties further covenant not to commence, maintain or suffer to be maintained, against any releasee, any Claim released in Subparagraphs 7(a) or 7(b) above, and the Parties represent and warrant that they shall take all necessary action to dismiss any action, suit or proceeding against any releasee based upon or constituting a Claim released in Subparagraphs 7(a) or 7(b) above. A breach of these covenants may be specifically enforced, and the parties agree that, in the event of such breach, the wronged party may obtain injunctive relief in any court of competent jurisdiction to enforce these covenants, in addition to any other remedy to which he or it may be entitled.


     8. GENERAL RELEASES - AFFONSO.

        (a) RELEASE OF AFFONSO BY QT-5.

     Except for the promises, covenants and obligations created by or under this Agreement, QT-5, on behalf of itself and its directors, officers, predecessors, successors, attorneys and assigns, does hereby absolutely fully and forever release, relieve, waive, relinquish and discharge Affonso and his partners, predecessors in interest, divisions, affiliates, agents, attorneys, assigns, heirs, executors and administrators from any and all Claims which have been, will be or could have been asserted, directly or indirectly, against them or any of them arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present, including, without limitation: (1) any and all Claims arising out of or related to the Affonso Note; (2) any and all Claims arising out of or related to the Affonso Shares; (3) any and all Claims relating to QT-5; (5) any and all Claims arising out of any business relationship between QT-5 and any releasee; and (6) any and all Claims for fraud, usury, misfeasance, malfeasance, negligence, breach of duty, wrongful interference, securities violations, advice given or not given.

     (b) Release of QT-5 By Affonso. Except for the promises, covenants and obligations created by or under this Agreement, Affonso does hereby absolutely, fully and forever release, relieve, waive, relinquish and discharge QT-5 and its directors, officers, parents, subsidiaries, divisions, predecessors, successors, attorneys, and assigns, from any and all Claims arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present, including, without limitation: (1) any and all Claims arising out of or related to the Affonso Note; (2) any and all Claims arising out of or related to the Affonso Shares; (3) any and all Claims relating to QT-5; (4) any and all Claims arising out of any business relationship between QT-5 and any releasee; and (5) any and all Claims for fraud, usury, misfeasance, malfeasance, negligence, breach of duty, wrongful interference, securities violations, advice given or not given. Notwithstanding the foregoing, nothing in the foregoing or in this Agreement shall release, relinquish or waive: (1) the ownership rights of Affonso in and to the Affonso Shares; (2) the covenants, representations and warranties of QT-5 in connection with the issuance of the Affonso Shares; or (3) the covenants, representations and warranties of QT-5 as to Affonso's "piggyback" registration rights.

     (c) The Parties hereby covenant that they shall not purport to assign or transfer or hypothecate, expressly, impliedly, or by operation of law, any Claim released in Subparagraphs 8(a) or 8(b) above. The Parties further covenant not to commence, maintain or suffer to be maintained, against any releasee, any Claim released in Subparagraphs 8(a) or 8(b) above, and the Parties represent and warrant that they shall take all necessary action to dismiss any action, suit or proceeding against any releasee based upon or constituting a Claim released in Subparagraphs 8(a) or 8(b) above. A breach of these covenants may be specifically enforced, and the parties agree that, in the event of such breach, the wronged party may obtain injunctive relief in any court of competent jurisdiction to enforce these covenants, in addition to any other remedy to which he or it may be entitled.

     (d) The provisions of this Paragraph 8 are conditioned upon Affonso's execution and delivery to QT-5, within ten (10) business days of the Effective Date, of the consent attached as exhibit B-1 to this Agreement.

     9. GENERAL RELEASE - SUNSET, SANDERS AND DEVENSHIRE.

        (a) RELEASE OF SUNSET, SANDERS AND DEVENSHIRE BY QT-5.

     Except for the promises, covenants and obligations created by or under this Agreement, QT-5, on behalf of itself and its directors, officers, predecessors, successors, and assigns, does hereby absolutely fully and forever release, relieve, waive, relinquish and discharge Sunset, Sanders, Devenshire, and any entity in which Sunset, Sanders or Devenshire owns a 10% or greater interest, and their respective directors, officers, parents, subsidiaries, members, managers, partners, predecessors in interest, divisions, affiliates, agents, attorneys, assigns, heirs, executors and administrators from any and all Claims which have been, will be or could have been asserted, directly or indirectly, against them or any of them arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present, including, without limitation: (1) any and all Claims arising out of or related to the Devenshire Note; (2) any and all Claims arising out of or related to the Sunset Shares; (3) any and all Claims arising out of or related to the Sunset Consulting Agreement; (4) any and all Claims relating to QT-5; (5) any and all Claims arising out of any business relationship between QT-5 and any releasee; and (6) any and all Claims for fraud, usury, misfeasance, malfeasance, negligence, breach of duty, wrongful interference, securities violations, advice given or not given.

        (b) RELEASE OF QT-5 BY SUNSET, SANDERS AND DEVENSHIRE.

     Except for the promises, covenants and obligations created by or under this Agreement, Sunset, Sanders and Devenshire do hereby absolutely, fully and forever release, relieve, waive, relinquish and discharge QT-5 and its directors, officers, parents, subsidiaries, divisions, predecessors, successors, and assigns, from any and all Claims arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present, including, without limitation: (1) any and all Claims arising out of or related to the Devenshire Note; (2) any and all Claims arising out of or related to the Sunset Shares; (3) any and all Claims relating to QT-5; (4) any and all Claims arising out of or related to the Sunset Consulting Agreement; (5) any and all claims arising out of any business relationship between QT-5 and any releasee; and (6) any and all Claims for fraud, usury, misfeasance, malfeasance, negligence, breach of duty, wrongful interference, securities violations, advice given or not given. Notwithstanding the foregoing, nothing in the foregoing or in this Agreement shall release, relinquish or waive: (1) the ownership rights of Sunset in and to the Sunset Shares; (2) the covenants, representations and warranties of QT-5 in connection with the issuance of the Sunset Shares; or (3) the covenants, representations and warranties of QT-5 as to Sunset's, Sander's and/or Devenshire's "piggyback" registration rights; (4) any and all rights of Sunset to indemnification pursuant to the Sunset Consulting Agreement; (5) any and all rights of Sanders to indemnification under any consulting agreement; and
(6) any right of Sanders or Sunset to reimbursement of expenses incurred for the benefit of QT-5.

     (c) The Parties hereby covenant that they shall not, purport to assign or transfer or hypothecate, expressly, impliedly, or by operation of law, any Claim released in Subparagraphs 9(a) or 9(b) above. The Parties further covenant not to commence, maintain or suffer to be maintained, against any releasee, any Claim released in Subparagraphs 9(a) or 9(b) above, and the Parties represent and warrant that they shall take all necessary action to dismiss any action, suit or proceeding against any releasee based upon or constituting a Claim released in Subparagraphs 9(a) or 9(b) above. A breach of these covenants may be specifically enforced, and the parties agree that, in the event of such breach, the wronged party may obtain injunctive relief in any court of competent jurisdiction to enforce these covenants, in addition to any other remedy to which he or it may be entitled.

     (d) The provisions of this Paragraph 9 are conditioned upon Sunset's, Sanders' and Devenshire's execution and delivery to QT-5, within ten (10) business days of the Effective Date, of the consent attached as exhibit C-1 to this Agreement.

     10. RELEASES - BOSSUNG, ALLIANCE AND CHESS

        (a) RELEASE OF BOSSUNG, ALLIANCE AND CHESS BY QT-5.

     Except for the promises, covenants and obligations created by or under this Agreement, QT-5, on behalf of itself and its directors, officers, predecessors, successors and assigns, does hereby absolutely fully and forever release, relieve, waive, relinquish and discharge Bossung, Alliance, Chess and any entity in which Bossung, Alliance or Chess owns a 10% or greater interest, and their respective directors, officers, parents, subsidiaries, members, managers, partners, predecessors in interest, divisions, affiliates, agents, attorneys, assigns, heirs, executors and administrators from any and all Claims which have been, will be or could have been asserted, directly or indirectly, against them or any of them arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present, including, without limitation: (1) any and all Claims arising out of or related to the Alliance Note; (2) any and all Claims arising out of or related to the Bossung Shares;
(3) any and all Claims relating to QT-5; (4) any and all Claims arising out of any business relationship between QT-5 and any releasee; and (5) any and all Claims for fraud, usury, misfeasance, malfeasance, negligence, breach of duty, wrongful interference, securities violations, advice given or not given.

        (b) RELEASE OF QT-5 BY BOSSUNG, ALLIANCE AND CHESS.

     Except for the promises, covenants and obligations created by or under this Agreement, Bossung, Alliance and Chess do hereby absolutely, fully and forever release, relieve, waive, relinquish and discharge QT-5 and its directors, officers, parents, subsidiaries, divisions, predecessors, successors and assigns, from any and all Claims arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present, including, without limitation: (1) any and all Claims arising out of or related to the Alliance Note; (2) any and all Claims arising out of or related to the Bossung Shares; (3) any and all Claims relating to QT-5;

(4) any and all claims arising out of any business relationship between QT-5 and any releasee; and (5) any and all Claims for fraud, usury, misfeasance, malfeasance, negligence, breach of duty, wrongful interference, securities violations, advice given or not given. Notwithstanding the foregoing, nothing in the foregoing or in this Agreement shall release, relinquish or waive: (1) the ownership rights of Bossung, Alliance and Chess in and to the Bossung Shares;
(2) the covenants, representations and warranties of QT-5 in connection with the issuance of the Bossung Shares; (3) the covenants, representations and warranties of QT-5 as to Bossung's, Alliance's and/or Chess's "piggyback" registration rights; or (4) any and all rights of Bossung to indemnification under any consulting agreement.

     (c) The Parties hereby covenant that they shall not purport to assign or transfer or hypothecate, expressly, impliedly, or by operation of law, any Claim released in Subparagraphs 10(a) or 10(b) above. The Parties further covenant not to commence, maintain or suffer to be maintained, against any releasee, any Claim released in Subparagraphs 10(a) or 10(b) above, and the Parties represent and warrant that they shall take all necessary action to dismiss any action, suit or proceeding against any releasee based upon or constituting a Claim released in Subparagraphs 10(a) or 10(b) above. A breach of these covenants may be specifically enforced, and the parties agree that, in the event of such breach, the wronged party may obtain injunctive relief in any court of competent jurisdiction to enforce these covenants, in addition to any other remedy to which he or it may be entitled.

     (d) The provisions of this Paragraph 10 are conditioned upon Bossung's, Alliance's and Chess's execution and delivery to QT-5, within ten (10) business days of the Effective Date, of the consent attached as exhibit D-1 to this Agreement.

     11. GENERAL RELEASE - EWING.

        (a) RELEASE OF EWING BY QT-5.

     Except for the promises, covenants and obligations created by or under this Agreement, QT-5, on behalf of itself and its directors, officers, predecessors, successors, attorneys and assigns, does hereby absolutely fully and forever release, relieve, waive, relinquish and discharge Ewing and The Business Law Group, LLP and their respective directors, officers, parents, subsidiaries, members, managers, partners, predecessors in interest, divisions, affiliates, agents, attorneys, assigns, heirs, executors and administrators from any and all Claims which have been, will be or could have been asserted, directly or indirectly, against them or any of them arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present, including, without limitation: (1) any and all Claims arising out of or related to the Ewing Shares; (2) any and all Claims arising out of or related to the Ewing Consulting Agreements; (3) any and all Claims relating to QT-5; (4) any and all Claims arising out of any business relationship between QT-5 and any releasee; and (5) any and all Claims for fraud, usury, misfeasance, malfeasance, negligence, breach of duty, wrongful interference, securities violations, advice given or not given.

        (b) RELEASE OF QT-5 BY EWING.

     Except for the promises, covenants and obligations created by or under this Agreement, Ewing does hereby absolutely, fully and forever release, relieve, waive, relinquish and discharge QT-5 and its directors, officers, parents, subsidiaries, divisions, predecessors, successors, attorneys, and assigns, from any and all Claims arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present, including, without limitation: (1) any and all Claims arising out of or related to the Ewing Shares; (2) any and all Claims arising out of or related to the Ewing Consulting Agreements; (3) any and all Claims relating to QT-5; (4) any and all Claims arising out of any business relationship between QT-5 and any releasee; and (5) any and all Claims for fraud, usury, misfeasance, malfeasance, negligence, breach of duty, wrongful interference, securities violations, advice given or not given. Notwithstanding the foregoing, nothing in the foregoing or in this Agreement shall release, relinquish or waive: (1) the ownership rights of Ewing in and to the Ewing Shares; (2) the covenants, representations and warranties of QT-5 in connection with the issuance of the Ewing Shares; or (3) the covenants, representations and warranties of QT-5 as to Ewing's "piggyback" registration rights; or (4) any and all rights of Ewing to indemnification pursuant to the Ewing Consulting Agreements.

     (c) The Parties hereby covenant that they shall not purport to assign or transfer or hypothecate, expressly, impliedly, or by operation of law, any Claim released in Subparagraphs 11(a) or 11(b) above. The Parties further covenant not to commence, maintain or suffer to be maintained, against any releasee, any Claim released in Subparagraphs 11(a) or 11(b) above, and the Parties represent and warrant that they shall take all necessary action to dismiss any action, suit or proceeding against any releasee based upon or constituting a Claim released in Subparagraphs 11(a) or 11(b) above. A breach of these covenants may be specifically enforced, and the parties agree that, in the event of such breach, the wronged party may obtain injunctive relief in any court of competent jurisdiction to enforce these covenants, in addition to any other remedy to which he or it may be entitled.

     (d) The provisions of this Paragraph 11 are conditioned upon Ewing's execution and delivery to QT-5, within ten (10) business days of the Effective Date, of the consent attached as exhibit E to this Agreement.

        12. GENERAL RELEASE - RADUSCH.

        (a) RELEASE OF RADUSCH BY QT-5.

     Except for the promises, covenants and obligations created by or under this Agreement, QT-5, on behalf of itself and its directors, officers, predecessors, successors, attorneys and assigns, does hereby absolutely fully and forever release, relieve, waive, relinquish and discharge Radusch and his directors, officers, parents, subsidiaries, members, managers, partners, predecessors in interest, divisions, affiliates, agents, attorneys, assigns, heirs, executors and administrators from any and all Claims which have been, will be or could have been asserted, directly or indirectly, against them or any of them arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present, including, without limitation: (1) any and all Claims arising out of or related to the Radusch Shares; (2) any and all Claims arising out of or related to the Radusch Consulting Agreement; (3) any and all Claims relating to QT-5; (4) any and all Claims arising out of any business relationship between QT-5 and any releasee; and (5) any and all Claims for fraud, usury, misfeasance, malfeasance, negligence, breach of duty, wrongful interference, securities violations, advice given or not given.

        (b) RELEASE OF QT-5 BY RADUSCH.

     Except for the promises, covenants and obligations created by or under this Agreement, Radusch does hereby absolutely, fully and forever release, relieve, waive, relinquish and discharge QT-5 and its directors, officers, parents, subsidiaries, divisions, predecessors, successors, attorneys, and assigns, from any and all Claims arising out of or related to any fact, matter or thing whatsoever, from the beginning of time to the present, including, without limitation: (1) any and all Claims arising out of or related to the Radusch Shares; (2) any and all Claims arising out of or related to the Radusch Consulting Agreement; (3) any and all Claims relating to QT-5; (4) any and all Claims arising out of any business relationship between QT-5 and any releasee; and (5) any and all Claims for fraud, usury, misfeasance, malfeasance, negligence, breach of duty, wrongful interference, securities violations, advice given or not given. Notwithstanding the foregoing, nothing in the foregoing or in this Agreement shall release, relinquish or waive: (1) the ownership rights of Radusch in and to the Radusch Shares; (2) the covenants, representations and warranties of QT-5 in connection with the issuance of the Radusch Shares; or (3) the covenants, representations and warranties of QT-5 as to Radusch's "piggyback" registration rights; or (4) any and all rights of Radusch to indemnification pursuant to the Radusch Consulting Agreement.

     (c) The Parties hereby covenant that they shall not purport to assign or transfer or hypothecate, expressly, impliedly, or by operation of law, any Claim released in Subparagraphs 12(a) or 12(b) above. The Parties further covenant not to commence, maintain or suffer to be maintained, against any releasee, any Claim released in Subparagraphs 12(a) or 12(b) above, and the Parties represent and warrant that they shall take all necessary action to dismiss any action, suit or proceeding against any releasee based upon or constituting a Claim released in Subparagraphs 12(a) or 12(b) above. A breach of these covenants may be specifically enforced, and the parties agree that, in the event of such breach, the wronged party may obtain injunctive relief in any court of competent jurisdiction to enforce these covenants, in addition to any other remedy to which he or it may be entitled.

        (d) The provisions of this Paragraph 12 are conditioned upon Radusch's execution and delivery to QT-5, within ten (10) business days of the Effective Date, of the consent attached as exhibit F to this Agreement.

     13. WAIVER. In connection with the releases set forth in Paragraphs 7 through 12, the Parties each acknowledge that they are aware that they or their attorneys may hereafter discover facts different from or in addition to the facts which they now know or believe to be true with respect to the subject matter of this Agreement. Nonetheless, it is their intention hereby fully, finally, absolutely and forever to settle and release any and all matters described in the preceding paragraph hereof which exist, may exist or may heretofore have existed between them and, in furtherance of such intention, the Releases herein given shall be and will remain in effect notwithstanding the discovery of any additional or different facts relating to the subject matter of this Agreement. Therefore, the Parties each acknowledge that they have had the opportunity and ability to consult with and be informed by attorneys of their choosing regarding all aspects of this Agreement and that they are familiar with
Section 1542 of the Civil Code of the State of California, which provides as follows:

           A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO HAVE EXISTED IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

The Parties each hereby waive and relinquish all rights and benefits it has or may have under Section 1542 of the Civil Code of the State of California or any like statute or law in any other jurisdiction to the full extent it may lawfully do so.

     14. ATTORNEYS' FEES AND COSTS. As they relate to the negotiation and settlement of the dispute between the Parties, the Parties shall each bear his or its own attorneys' fees, costs and all other expenses incurred with respect to all aspects of the negotiation of this Agreement.

     15. REPRESENTATIONS AND WARRANTIES.

        (a) QT-5 represents and warrants that it is the sole owner of and has not assigned or transferred (voluntarily, involuntarily or by operation of law), or purported to assign or transfer, to any person, entity or institution, any Claim released in Paragraphs 7(a), 8(a), 9(a), 10(a), 11(a) or 12(a) hereof.

        (b) NDMS and Moore represent and warrant that they are the sole owners of and have not assigned or transferred (voluntarily, involuntarily or by operation of law), or purported to assign or transfer, to any person, entity or institution, any Claim released in Paragraph 7(b) hereof.

        (c) The Parties represent and warrant that there are no Claims against the other(s) which are not released by Paragraph 7 hereof, or expressly carved-out therein.

        (d) QT-5 represents and warrants that the Moore Shares, the NDMS shares, the Affonso shares, the Alliance shares, the Bossung shares, the Chess Shares, the Ewing Shares, and the Radusch Shares have been duly authorized, validly issued, are nonassessable, are not subject to any preemptive or other similar rights and have not been issued in violation of any applicable laws, the QT-5 Articles of Incorporation, the QT-5 Bylaws or the terms of any contract to which

QT-5 is a party or bound. There are no obligations, contingent or otherwise, to repurchase, redeem or otherwise acquire such shares.

        (e) QT-5 represents and warrants that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) it is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its business or properties; (iii) it has taken all corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the notes and security agreements contemplated by Paragraphs 3, 4, 5, and 6 hereof and the performance of all obligations of the Company hereunder and thereunder; (iv) this Agreement, and the notes and security agreements contemplated by Paragraphs 3, 4, 5, and 6 hereof, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms; (v) the Company is not in violation or default of any term of its Articles of Incorporation or Bylaws, or in any material respect, any contract, agreement, instrument, judgment, decree, order, statute, rule or regulation (collectively, "Instrument or Law") to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company, except that QT-5 discloses and represents that there is an existing dispute between QT-5 and Marshall Thompson, the inventor and proprietary owner of that certain United States Patent No. 6,268,386 dated July 31 2002 for Nicotine Beverage and QT-5 is in the process of demanding arbitration to resolve the dispute.

        (f) QT-5 represents and warrants that (i) the execution, delivery and performance of this Agreement, and the consummation of the transactions pursuant hereto and thereto, will not result in a violation of or be in conflict with or constitute, with or without the passage of time and giving of notice, a material default under any such Instrument or Law, require any consent or waiver (which has not been obtained) under any such Instrument or Law, or result in the creation of any other lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such Instrument or Law; and (ii) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement

        (g) Each of the undersigned executing this Agreement in a representative capacity represents and warrants, for the reliance of the Parties: (i) that the entity on whose behalf he signs is validly existing under the laws of the several States; (ii) that the entity on whose behalf he signs has the requisite power and authority to enter into this Agreement and deliver any release hereunder on his behalf; and (iii) that he has the requisite power and authority to execute this Agreement on behalf of such entity and to bind such entity to the covenants, conditions, representations and warranties herein.

        (h) Each Party to this Agreement, and the undersigned, agree to defend, indemnify and hold harmless the other Party(ies) (and the parties executing consents in connection herewith) from any Claims arising out of or in connection with his or its breach of the representations and warranties in this Agreement.

     16. CONFIDENTIALITY. The Parties each agree that the terms of this Agreement shall remain confidential and shall not be disclosed to any third party other than: (1) to their respective attorneys, accountants, financial advisors and business partners; (2) as required by applicable federal or state law; (3) pursuant to a valid subpoena or other compulsory process of a court or other administrative or governmental entity; or (4) as may be required to enforce the terms of this Agreement or to perfect any security interest granted pursuant hereto. In the event that any subpoena or process seeking disclosure of this Agreement or confidential information concerning its subject matter is received or expected to be received by any Party (or any officer, director, employee, attorney or agent of any Party), such Party shall promptly provide notice to the other Party.

     17. ANTI-DEFAMATION. The Parties each agree not to make any statement to any third party concerning the other(s) which is false, slanderous or defamatory.

     18. SUCCESSORS; THIRD PARTY BENEFICIARIES. This Agreement, and the covenants and conditions herein, shall be binding upon each of the Parties and also shall be binding upon and inure to the benefit of their respective predecessors, successors and assigns. Non-Parties receiving releases hereunder are intended third-party beneficiaries of this Agreement.

     19. INTEGRATION; RELIANCE; FRAUD OR MISTAKE. This Agreement contains and constitutes the entire Agreement and understanding of the Parties concerning the subject matter hereof, and supersedes and replaces all prior discussions and negotiations, proposed agreements or agreements, written or oral, pertaining to such subject matters. Each of the Parties acknowledges that the other Party has not made any promise, representation, or warranty not contained herein to induce it to execute this Agreement and each of the undersigned represents and warrants that it has not executed this Agreement in reliance on (1) any promise, representation or warranty not contained herein; or (2) any fact or state of facts not expressly recited herein. This Agreement settles and releases Claims for fraud, including Claims of fraudulent concealment, prior to full discovery of all facts, and by its nature is based upon incomplete knowledge of all Parties; the Parties acknowledge that they are entering into this Agreement notwithstanding that fact. Each of the Parties hereto has conducted such investigation as it deemed necessary prior to executing this Agreement, waives and deems unnecessary any further investigation, inquiry or knowledge, and expressly assumes the risk of any mistake of fact with regard to the making of this Agreement. The Parties hereby irrevocably waive any right to request or obtain rescission of this Agreement, and hereby irrevocably elect damages in an action at law as their sole remedy for any claim of fraud or mistake in entering into this Agreement. In the event that any claim of fraud or mistake is made by any Party with respect to this Agreement, this Agreement shall remain in full force and effect until entry of a final judgment sustaining such claim of fraud or mistake, and the Party claiming fraud or mistake must pay all legal fees, costs and expenses (including expert fees) of the defendants on a monthly basis, pending such final judgment.


     20. MODIFICATION. This Agreement may not be supplemented, modified, amended, waived, released or terminated except (a) by a writing executed by the Party to be bound thereby and (b) with the written consent of all other Parties. Any delegation by any Party to this Agreement shall be ineffective to release that Party from its obligation(s) to perform any delegated covenants, duties, or agreements under this Agreement unless such delegation has been approved or ratified in writing by the Party to whom such performance is due.

     16. CONSTRUCTION. This Agreement in all respects shall be interpreted, construed, enforced and governed by and under the laws of the State of California without regard to any internal conflicts of law principles in such jurisdiction. The Parties each waive any right, express or implied, to request or to receive the application of the law of any jurisdiction other than the State of California. This Agreement was and shall be deemed to have been prepared in the State of California by all of the Parties jointly, and any uncertainty or ambiguity existing in this Agreement shall not be interpreted against any Party by reason of such Party having been responsible in any fashion for the drafting hereof. Accordingly, any rule of law, statutory or decisional, that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it shall be of no application and hereby is expressly waived to the fullest extent possible. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the Parties and of this Agreement. If any non-material part of this Agreement is ruled enforceable or invalid, such ruling shall not affect the enforceability or validity of the remaining portions of this Agreement.

     21. EXECUTION. This Agreement may be executed as a single original or in any number of counterparts, each of which shall be deemed to be an original and which, taken together, shall be deemed to be one and the same instrument. Signatures delivered by facsimile shall be effective as original signatures.

     22. BREACH. In the event that any proceeding, suit or action is brought to enforce any provision of this Agreement, or in connection with any breach of or default under this Agreement, the prevailing Party shall be entitled to recovery of its reasonable costs and expenses, including actual attorneys' fees, in addition to any other relief to which that Party may be entitled.

     23. NOTICES. All notices required by this Agreement shall be deemed to have been made (a) on the date of actual delivery thereof, if sent by facsimile (with confirmation report) or personally delivered to the below address, or (b) on the date which is two days after deposit with United States Express Mail or overnight courier, addressed as follows:

                       (a) If to QT-5:

                           5655 Lindero Canyon Road, Suite 120
                           Westlake Village
                           Attention: Timothy Owens
                           Facsimile: 916-313-3565

                       (b) If to NDMS or Moore:

                           5855 Via Manigua
                           Las Vegas, NV 89120
                           Attention:  Robert Moore
                           Facsimile: 702-547-4559

                               - with a copy to -

                        CHRISTENSEN, MILLER, FINK,
                          JACOBS, GLASER, WEIL & SHAPIRO, LLP
                          2121 Avenue of the Stars, 18th Floor
                          Los Angeles, California 90067-5010
                          Attention:  Kevin J. Leichter, Esq.
                          Facsimile:  310-556-2920

     24. ASSISTANCE OF COUNSEL. The Parties each acknowledge that it has been represented by independent counsel of its own choice throughout all negotiations proceeding the execution of this Agreement and in the execution of this Agreement and that each of the Parties has

/ / /

executed this Agreement after consultation with counsel and after careful consideration of each of its terms and with full understanding of the legal effect of such terms.

     THE UNDERSIGNED HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO ITS TERMS AS OF THE DATE SET FORTH AT THE BEGINNING OF THIS AGREEMENT.


Dated:  June 10, 2003              QT-5:


                                            By /s/ Timothy Owens
                                              ---------------------------------
                                               Timothy Owens, CEO/Director

                                            By /s/ Steve Reder
                                              ---------------------------------
                                               Steve Reder, President/Director

Dated:  June 10, 2003                       NDMS INVESTMENTS, L.P.


                                            By /s/ Robert Moore
                                              ---------------------------------
                                               Robert Moore, General Partner


                                            By /s/ Robert Moore
                                              ---------------------------------
                                               Robert Moore, Personally

                           EXHIBIT A-1 [NEW NDMS NOTE]

                      EXHIBIT A-2 [NDMS SECURITY AGREEMENT]

                          EXHIBIT A-3 [PATENT MORTGAGE]

                          EXHIBIT B-1 [AFFONSO CONSENT]

                           EXHIBIT B-2 [AFFONSO NOTE]

                    EXHIBIT B-3 [AFFONSO SECURITY AGREEMENT]

                 EXHIBIT C-1 [DEVENSHIRE/SANDERS/SUNSET CONSENT]

                          EXHIBIT C-2 [DEVENSHIRE NOTE]

                   EXHIBIT C-3 [DEVENSHIRE SECURITY AGREEMENT]

                  EXHIBIT D-1 [ALLIANCE/BOSSUNG/CHESS CONSENT]

                           EXHIBIT D-2 [ALLIANCE NOTE]

                    EXHIBIT D-2 [ALLIANCE SECURITY AGREEMENT]

                            EXHIBIT E [EWING CONSENT]

                          EXHIBIT F [RADUSCH CONSENT]